    As filed with the Securities and Exchange Commission on November 14, 2001


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       WORLDWIDE RESTAURANT CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  95-4307254
    (State or other jurisdiction                     (I.R.S. Employer
  of incorporation or organization)                Identification Number)

         15301 VENTURA BOULEVARD
          BUILDING B - SUITE 300
         SHERMAN OAKS, CALIFORNIA                          91403
 (Address of principal executive offices)                (Zip Code)


                       WORLDWIDE RESTAURANT CONCEPTS, INC.
                1997 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                MR. A. KEITH WALL
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                       WORLDWIDE RESTAURANT CONCEPTS, INC.
                             15301 VENTURA BOULEVARD
                             BUILDING B - SUITE 300
                         SHERMAN OAKS, CALIFORNIA 91403
                     (Name and address of agent for service)

                                 (818) 662-9800
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

============================================================================================
     Title of                        Proposed Maximum  Proposed Maximum
 Securities to be    Amount to be     Offering Price       Aggregate          Amount of
    Registered       Registered(1)      Per Share      Offering Price(2)  Registration Fee
--------------------------------------------------------------------------------------------
   Common Stock         400,000           $3.50            $1,400,000           $413
--------------------------------------------------------------------------------------------

      Total             400,000           $3.50            $1,400,000           $413
============================================================================================

(1) These shares are reserved for issuance pursuant to the Worldwide Restaurant Concepts, Inc. 1997 Non-Employee Directors' Stock Incentive Plan (the "Plan"). Pursuant to Rule 416, also being registered are additional shares of Common Stock as may become issuable under the Plan through the operation of anti-dilution provisions.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the Common Stock of Worldwide Restaurant Concepts, Inc. (formerly known as Sizzler International, Inc.) in the consolidated reporting system of the New York Stock Exchange on March 4, 1998 of $3.50.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 10, 1998 (the "Original Registration Statement"), the registrant registered 400,000 shares of its Common Stock, $.01 par value per share (the "Common Stock"), issuable under the 1997 Non-Employee Directors' Stock Incentive Plan (the "Director Plan").

        The Director Plan was amended by resolution of the Board of Directors of the registrant on June 28, 2001 to increase the number of shares of Common Stock reserved for issuance under the Director Plan from 400,000 to 775,000 (the "First Amendment"). The First Amendment became effective on August 29, 2001 upon the approval thereof by the holders of a majority of the shares of Common Stock represented and voting, in person or by proxy, and entitled to vote at the registrant's 2001 annual meeting.

        The Director Plan was again amended by resolution of the Board of Directors of the registrant on August 29, 2001 to reflect the change in the registrant's name from "Worldwide Restaurant Concepts, Inc." to "Worldwide Restaurant Concepts, Inc." (the "Second Amendment"). The Second Amendment became effective upon its execution on September 4, 2001.

        By this Post-Effective Amendment No. 1, the Company hereby amends the Original Registration Statement to reflect the First Amendment and the Second Amendment of the Director Plan.

        The contents of the Original Registration Statement are incorporated herein by reference into this Post-Effective Amendment No. 1. Required opinions, consents and signatures are included in this amendment.

Item 2. Registrant Information and Plan Annual Information.

        See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        See Item 1.

Item 4. Description of Securities.

        See Item 1.

Item 5. Interests of Named Experts and Counsel.

        See Item 1.

Item 6. Indemnification of Directors and Officers.

        See Item 1.

Item 7. Exemption from Registration Claimed.

        See Item 1.

Item 8. Exhibits.

        See Exhibit Index and Exhibits at the end of this Post-Effective Amendment No. 2.

Item 9. Undertakings.

        1.     The undersigned registrant hereby undertakes:

               (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

               (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registration in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Culver City, State of California, on this 14th day of November, 2001.

                             WORLDWIDE RESTAURANT CONCEPTS, INC.


                             By: /s/ Charles L. Boppell
                                ------------------------------------
                                     Charles L. Boppell
                                     Chief Executive Officer


                                POWER OF ATTORNEY

        Each individual whose signature appears below constitutes and appoints Charles L. Boppell and A. Keith Wall and each or either of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

          NAME                        TITLE                        DATE
          ----                        -----                        ----
/s/ Charles L. Boppell          Director and Chief            November 14, 2001
----------------------          Executive Officer
    Charles L. Boppell          (Principal Executive
                                Officer)

/s/ Phillip D. Matthews         Director and Chairman of      November 14, 2001
-----------------------         the Board
    Phillip D. Matthews

/s/ James A. Collins            Director                      November 14, 2001
----------------------
    James A. Collins

/s/ Barry E. Krantz             Director                      November 14, 2001
----------------------
    Barry E. Krantz

/s/ Robert A. Muh               Director                      November 14, 2001
----------------------
    Robert A. Muh

/s/ Kevin W. Perkins            Director                      November 14, 2001
----------------------
    Kevin W. Perkins

/s/ Charles F. Smith            Director                      November 14, 2001
----------------------
    Charles F. Smith

/s/ A. Keith Wall               Vice President and Chief      November 14, 2001
----------------------          Financial Officer
    A. Keith Wall               (Principal Financial and
                                Accounting Officer)

                                  EXHIBIT INDEX

 EXHIBIT                                                                 SEQUENTIALLY
   NO.                              DESCRIPTION                          NUMBERED PAGE
--------------------------------------------------------------------------------------
   4.1         Certificate of Incorporation of the Registrant,                  N/A
               incorporated by reference to Exhibit 3.1 to
               Amendment No. 1 to the Registrant's Form S-4
               Registration Statement No. 33-38412

   4.2         Certificate of Ownership and Merger of Worldwide                 N/A
               Restaurant Concepts, Inc. into the Registrant,
               incorporated herein by reference to Exhibit 4.2 to
               the Registrant's Post-Effective Amendment No. 2 to
               Form S-8 Registration Statement, filed November 14,
               2001

   4.3         Bylaws of the Registrant as amended through                      N/A
               September 4, 2001, incorporated herein by reference
               to Exhibit 4.2 to the Registrant's Post-Effective
               Amendment No. 2 to Form S-8 Registration Statement,
               filed November 14, 2001

   4.4         The Registrant's 1997 Non-Employee Directors' Stock               8
               Incentive Plan, as amended through September 4, 2001

   4.5         Rights Agreement dated January 22, 2001 between the              N/A
               Registrant and The Bank of New York, incorporated
               herein by reference to Exhibit 4 to the Registrant's
               Current Report on Form 8-K filed January 22, 2001

   4.6         Certificate of Designation of Series A Junior                    N/A
               Participating Preferred Stock of the Registrant,
               incorporated herein by reference to Amendment No. 1
               to the Registrant's Form S-4 Registration Statement
               No. 33-38412

   5.1         Opinion of Pachulski, Stang, Ziehl & Young P.C.                  N/A
               (previously filed)

  23.1         Consent of Arthur Andersen LLP                                    17

  23.2         Consent of Pachulski, Stang, Ziehl & Young P.C.                  N/A
               (included in Exhibit 5.1)

  24.1         Power of Attorney (included on signature page)                   N/A